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                                                                     EXHIBIT 4.1

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                       MEDICIS PHARMACEUTICAL CORPORATION

                                      and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                       as
                                     Trustee

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                             Supplemental Indenture

                          Dated as of February 1, 2005

                                       to

                                    Indenture

                           Dated as of August 19, 2003

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      SUPPLEMENTAL INDENTURE ("SUPPLEMENTAL INDENTURE"), dated as of February 1,
2005, between MEDICIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "COMPANY"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "TRUSTEE").

      Capitalized terms used herein and not otherwise defined herein have the meaning assigned to those terms in the Indenture.

WITNESSETH

      WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of August 19, 2003 (the "INDENTURE"), to provide for the issuance of the Company's 1.5% Contingent Convertible Senior Notes Due 2033 (the "NOTES");

      WHEREAS, Section 9.01 of the Indenture permits the Company and the Trustee to enter into one or more indentures supplemental to the Indenture without notice to or consent of any Securityholder for the purpose of curing any defect in the Indenture;

      WHEREAS, the Company seeks to enter into this Supplemental Indenture for the purpose of correcting a defect in Section 10.06(d) of the Indenture and requests that the Trustee execute this Supplemental Indenture pursuant to Sections 9.01 and 9.06; and

      WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done.

      NOW, THEREFORE, the Companies agrees with the Trustee as follows:

ARTICLE 1
AMENDMENTS

      Section 1.01. Amendments to Indenture. Section 10.06(d) of the Indenture shall be amended by deleting the word "dividing" on the sixteenth line of
Section 10.06(d) and replacing it with the word "multiplying".

                                        1
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ARTICLE 2
MISCELLANEOUS

      Section 2.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by each of the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

      Section 2.02. Confirmation Of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

      Section 2.03. Concerning The Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

      Section 2.04. Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

      Section 2.05. Separability. In case any provision contained in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 2.06. Successors. All agreements of the Company in this Supplemental Indenture shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

      Section 2.07. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                        2
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      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first written above.

                                          MEDICIS PHARMACEUTICAL
                                            CORPORATION

                                          By: /s/ Mark A. Prygocki, Sr.
                                              ----------------------------------
                                              Name:  Mark A. Prygocki, Sr.
                                              Title: Executive Vice President
                                                     Chief Financial Officer

                                          DEUTSCHE BANK TRUST COMPANY
                                            AMERICAS

                                          By: /s/ Susan Johnson
                                              ----------------------------------
                                              Name: Susan Johnson
                                              Title: Vice President

                                        3
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          Officers' Certificate relating to the Supplemental Indenture

      The undersigned hereby certify, pursuant to the Indenture (the "INDENTURE") dated as of August 19, 2003 between Medicis Pharmaceutical Corporation, a Delaware corporation (the "COMPANY"), and Deutsche Bank Trust Company Americas, as trustee (the "TRUSTEE"), that:

      1. We are familiar with the Indenture and have read Sections 9.01 and
11.04 thereof.

      2. We have reviewed the Supplemental Indenture dated as of February 1, 2005 between the Company and the Trustee (the "SUPPLEMENTAL INDENTURE").

      3. We have made such examinations or investigations as are necessary to enable us to express the opinion set forth in paragraph 4 below.

      4. We are of the opinion that the execution of the Supplemental Indenture and the amendment contained therein have been authorized or permitted by the Indenture and all conditions precedent to the execution of the Supplemental Indenture have been complied with as of the date hereof.

      Capitalized terms used herein but not defined herein have the meanings set forth in the Indenture.

      IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate as of February 1, 2005.

                                       By: /s/ Jonah Shacknai
                                           -----------------------------
                                           Name: Jonah Shacknai
                                           Title: Chairman and
                                                  Chief Executive Officer

                                       By: /s/ Mark A. Prygocki, Sr.
                                           ------------------------------------
                                           Name: Mark A. Prygocki, Sr.
                                           Title: Executive Vice President,
                                                  Chief Financial Officer

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AKIN GUMP
STRAUSS HAUER & FELD LLP
_________ Attorneys at Law

                                                February 25, 2005

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street 27th Floor
New York, NY 10005
Attn: Susan Johnson

      Re: Medicis Pharmaceutical Corporation 1.5% Contingent Convertible Senior Notes Due 2033

Ladies and Gentlemen:

      We have acted as counsel to Medicis Pharmaceutical Corporation, a Delaware corporation (the "COMPANY"), in connection with the First Supplemental Indenture, dated as of February 1, 2005 (the "SUPPLEMENTAL INDENTURE"), between the Company and Deutsche Bank Trust Company Americas, as trustee (the "TRUSTEE"), to the Indenture, dated as of August 19, 2003 (the "INDENTURE"), between the Company and the Trustee, relating to the Company's 1.5% Contingent Convertible Senior Notes due 2033 (the "NOTES"). This opinion letter is being delivered to you pursuant to the requirements of Sections 9.01(b) and 11.04 of the Indenture. All capitalized terms used in this opinion letter, without definition, have the meanings assigned to them in the Indenture.

      In connection with this opinion letter, we have examined an executed original of the Supplemental Indenture. In addition, we have examined the following documents (collectively, the "DUE DILIGENCE DOCUMENTS"): (i) the Certificate of the Company, dated February 1, 2005, delivered to the Trustee pursuant to Sections 11.04 and 11.05 of the Indenture and (iii) the Indenture.

      We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this opinion letter. As to various questions of fact relevant to this opinion letter, we have relied, without independent investigation, upon the Due Diligence Documents, certificates of public officials, and other certificates of officers of the Company, all of which we assume to be true, correct and complete. We wish to inform you that our knowledge is necessarily limited due to the limited scope of our review. In addition, we have

         590 Madison Avenue / New York, NY 10022-2524 / 212.872.1000 /
                      fax: 212.872.1002 / www.akingump.com
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AKIN GUMP
STRAUSS HAUER & FELD LLP
_______ Attorneys at Law

Deutsche Bank Trust Company Americas
February 25, 2005
Page 2

made no inquiry of the Company or any other person or entity (including governmental authorities) regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company is a party other than the officers' certificates described above, and our knowledge of any such matters is accordingly limited.

      We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the legal capacity of natural persons, that the Trustee has been duly authorized to execute, deliver and perform its obligations under, and has duly executed and delivered, the Supplemental Indenture, and that the Supplemental Indenture constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

      Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

      1. The Supplemental Indenture is authorized by the Indenture and all conditions precedent to the execution, delivery and performance of the Supplemental Indenture have been satisfied.

      2. The execution and delivery of the Supplemental Indenture by the Company do not, and the performance by the Company of its obligations under the Supplemental Indenture will not, conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of the Indenture.

      3. The Supplemental Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      4. The actions contemplated

      The opinions and other matters in this opinion letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the (i) qualifications of the Trustee under the Trust Indenture Act or (ii) the ability of the Company or the Trustee to perform, observe or otherwise comply with the terms of the Supplemental Indenture.

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AKIN GUMP
STRAUSS HAUER & FELD LLP
________ Attorneys at Law

Deutsche Bank Trust Company Americas
February 25, 2005
Page 3

B. We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS"), other than a review of (i) the Laws of the State of New York, (ii) the General Corporation Law of the State of Delaware and (iii) the Federal Laws of the United States of America. For purposes of this opinion, the term "INCLUDED LAWS" means the items described in clauses (i), (ii) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated by the Indenture. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof and (b) Laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property Laws, antitrust issues, Federal Reserve Board margin regulation issues and securities law issues. Notwithstanding the foregoing, the term "Included Laws" specifically excludes laws, rules and regulations relating to the regulation of the conduct of the businesses of the Company and its Subsidiaries, including, without limitation, the pharmaceutical business.

C. This opinion letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

D. The matters expressed in this opinion letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the possible unavailability of specific performance, injunctive relief or other equitable remedies and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

E. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein. We express no opinion with respect to the fairness of the Supplemental Indenture or any other matter, and in rendering the opinions expressed herein, we have assumed, with your consent, that a court of

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AKIN GUMP
STRAUSS HAUER & FELD LLP
_______ Attorneys at Law

Deutsche Bank Trust Company Americas
February 25, 2005
Page 4

    competent jurisdiction would find all such matters were entirely fair. We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed in this opinion letter.

F. We express no opinion as to whether a federal court located in the State of New York would have or would elect to exercise jurisdiction in a dispute arising under the Supplemental Indenture.

G. The foregoing opinions are subject to the qualification that the enforceability of certain waivers, rights and remedies provided in the Supplemental Indenture may be unavailable or limited by certain laws and judicial decisions. In respect of such qualification, however, we are of the opinion that such laws and judicial decisions do not, subject to the other exceptions and limitations contained in this opinion letter, make the remedies generally afforded by the Supplemental Indenture inadequate for the practical realization of the benefits purported to be provided by such remedies with respect to the Trustee or the Holders' ability to realize upon the principal benefits or security intended to be provided by the Supplemental Indenture.

H. We note that the provisions of the Supplemental Indenture that permit the Trustee or the Holders to take actions or make determinations, or to benefit from indemnities and similar undertakings by any other party thereto may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by the Trustee or the Holders that may give rise to a request for payment under such an undertaking be taken, or not taken, on a reasonable basis and in good faith.

I. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

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AKIN GUMP
STRAUSS HAUER & FELD LLP
_______ Attorneys at Law

Deutsche Bank Trust Company Americas
February 25, 2005
Page 5

J. This opinion letter is solely for your benefit, and no other Persons shall be entitled to rely upon this opinion letter. Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other Person, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Supplemental Indenture filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant.

                                                Very truly yours,

                                                /s/ Akin Gump Strauss & Feld LLP

                                                Akin Gump Strauss & Feld LLP